Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $38.5 Million or

$0.54 Earnings per Share for Third Quarter 2012

LOS ANGELES, October 22, 2012 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (‘the Company”), the holding company for Wilshire State Bank (“the Bank”), today reported net income available to common shareholders of $38.5 million, or $0.54 per diluted common share, for the quarter ended September 30, 2012.  This compares to net income available to common shareholders of $10.2 million, or $0.14 per common share, for the same period of the prior year, and net income available to common shareholders of $22.1 million, or $0.31 per common share, for the second quarter of 2012.  The increase in net income for the third quarter of 2012 is primarily attributable to a $12.0 million negative provision for losses on loans and a $12.6 million tax benefit that resulted from the reversal of the deferred tax asset valuation allowance.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “Our third quarter results represent the highest level of net income and earnings per share in our history.  We believe that the Company continues to exhibit positive trends, including solid loan growth, an improving deposit mix, an expanding net interest margin, and improved efficiencies.  We also continue to see stable credit quality and a low level of credit losses, which drove a further reduction in our allowance for loan losses from the elevated levels we built last year.

“As we previously announced, both the Company’s and the Bank’s Memoranda of Understanding with their respective regulators have been terminated, and as a result, we anticipate more flexibility in terms of strategic planning.” said Mr. Yoo.

Q3 2012 Summary:

•	Net income available to common shareholders of $38.5 million or $0.54 per diluted share
•	Net interest margin increased to 4.35% for Q3 2012 from 4.13% for Q2 2012 as cash and cash equivalents were shifted to higher yielding loans
•	Deferred tax asset valuation allowance fully reversed in Q3 2012
•	Strengthened capital ratios with tier 1 leverage ratio at 15.0%, total risk based ratio at 20.6%, and tangible common equity ratio at 12.3% in Q3 2012.
•	Gross loans (including held-for-sale) totaled $2.09 billion at Q3 2012, an increase of 3.2% from $2.03 billion at Q2 2012
•	Improved deposit mix with non-interest-bearing demand deposits increasing to 24.8% of total deposits at Q3 2012 from 23.6% at Q2 2012
•	Non-accrual loans declined to $38.9 million, classified loan declined to $172.8 million, and gross charge-offs declined to $2.8 million in Q3 2012 compared to Q2 2012
•	Improved credit quality and reduced gross charge-offs resulted in $12.0 million negative provision for losses on loans
•	FDIC indemnification impairment of $2 million as a result of improved credit quality of covered loans
•	Redemption of $10 million in junior subordinated debentures in Q3 2012 that had a rate of approximately 3.5% at redemption

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before credit for losses on loans totaled $25.6 million in the third quarter of 2012, slightly up from $25.5 million for the third quarter of 2011, and an increase of 5.6% from $24.2 million in the second quarter of 2012.  The increase from the prior quarter was primarily due to an increase in average loans outstanding and a decrease in interest expense.

Net interest margin was 4.35% for the third quarter of 2012, compared to 4.23% in the third quarter of 2011, and 4.13% for the second quarter of 2012. The increase in net interest margin from the second quarter of 2012 was primarily due to a higher percentage of loans in the mix of interest-earning assets, as well as a reduction in the cost of overall deposits.

Loan yields increased to 5.73% for the third quarter of 2012 from 5.71% for the second quarter of 2012, due to an increase in prepayment penalty fees collected during the quarter. These prepayment penalty fees totaled $336 thousand for the third quarter of 2012, compared to $16 thousand for the second quarter of 2012. The total cost of interest-bearing deposits declined to 0.87% for the third quarter of 2012, down from 0.96% for the second quarter of 2012.  Cost of total deposits was reduced to 0.66% for the third quarter of 2012 compared to 0.74% during the previous quarter.  The reduction in deposit rates was a result of declines in deposit costs across all categories combined with an increase in demand deposits as a percentage of total deposits.

Non-Interest Income

Total non-interest income was $6.6 million for the third quarter of 2012, compared to $7.7 million for the third quarter of 2011, and $8.5 million for second quarter of 2012.  The decrease in non-interest income from the prior quarter was primarily due to lower gains on sales of loans, as the Company decided to retain a larger portion of its SBA loan production during the third quarter of 2012.  Total SBA loans held-for-sale at the end of the third quarter of 2012 totaled $51.6 million compared to $33.9 million at the end of the previous quarter. The decision to retain or sell SBA loan production will be made on a quarter-to-quarter basis, dependent upon pricing in the secondary market and the Company’s liquidity needs.

The $1.2 million in net gains on sales of loans recognized in the third quarter of 2012 included $1.1 million in gains from the sale of SBA loans and $86 thousand in gains from the sale of mortgage loans.

Non-Interest Expense

Total non-interest expense totaled $18.3 million for the third quarter of 2012, compared with $18.5 million for the third quarter of 2011, and $20.4 million for the second quarter of 2012.  The decrease in total non-interest expense for the third quarter of 2012, compared to the second quarter of 2012 was primarily due to lower other non-interest expense.  Other non-interest expense for the third quarter of 2012 totaled $4.4 million, a 51.5% decline compared with $9.0 million in the third quarter of 2011 and a 34.3% decline from $6.7 million for the second quarter of 2012.  The decrease from the prior quarters was primarily attributable to lower professional fees, a decline in expenses related to other real estate owned (“OREO”), and lower regulatory assessment fees.

Total salaries and employee benefits expense was $9.4 million in the third quarter of 2012, compared with $6.8 million in the third quarter of 2011, and $9.0 million in the second quarter of 2012.  The increase from the prior quarters was largely due an increase in staff, particularly in areas related to lending and loan underwriting.

During the third quarter of 2012, the Company recorded an impairment of the FDIC indemnification asset amounting to $2.0 million.  The impairment reflected overall improved credit quality in the covered loan portfolio.  As such the FDIC indemnification asset balance at September 30, 2012, net of the impairment charge of $2.0 million, was $9.9 million.

The Company’s operating efficiency ratio was 57.0% for the third quarter of 2012, compared with 55.7% for the third quarter of 2011 and 62.2% for the second quarter of 2012.

Tax Provision

For the third quarter of 2012, the Company recorded a tax benefit of $12.6 million, primarily related to the full reversal of the remaining valuation allowance held against the Company’s deferred tax asset.  This compares to $215 thousand in tax provision for the second quarter of 2012 and $1.1 million tax provision for the third quarter of 2011.

The Company recorded a valuation allowance during the first quarter of 2011 against its entire net deferred tax asset, primarily due to accumulated taxable losses and the absence of clear and objective positive evidence that future taxable income would be sufficient enough to realize the tax benefits of its deferred tax assets.  However, with 12 quarters (3 years) of cumulative positive income, 6 continuous quarters of earnings, strengthening capital, significantly improved asset quality, and removal of regulatory orders, management concluded that those deferred tax assets are now more likely than not to be realized and thus maintaining a valuation allowance was no longer required.

Going forward, the Company expects its effective tax rate to be comparable to its normalized historical tax rate, approximately 37%-38%.

BALANCE SHEET

Total gross loans were $2.09 billion at September 30, 2012, compared to $2.03 billion at June 30, 2012.  The increase in total gross loans during the third quarter of 2012 was primarily due to increases in the commercial real estate and residential real estate portfolio, offset primarily by declines in construction loans.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.

The following table shows “covered” and “non-covered” gross loans (excluding loan fees and allowance for loan losses) by loan type:

Loan Categories

(Dollars In Thousands)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011

Gross Non-Covered Loans
Construction	$20,311	$27,030	$38,552	$61,832	$58,988
Real Estate Secured	1,641,851	1,558,274	1,472,450	1,490,504	1,501,297
Commercial & Industrial	287,045	290,063	269,501	253,092	244,248
Consumer	14,139	13,530	16,362	15,001	16,013
Total Non-Covered Gross Loans	$1,963,346	$1,888,897	$1,796,865	$1,820,429	$1,820,546

Gross Covered Loans

Real Estate Secured	$113,874	$119,985	$137,051	$137,144	$143,719
Commercial & Industrial	15,875	18,756	20,824	28,267	33,103
Consumer	14	65	71	79	86
Total Covered Gross Loans	$129,763	$138,806	$157,946	$165,490	$176,908

Total Gross Loans

Construction	$20,311	$27,030	$38,552	$61,832	$58,988
Real Estate Secured	1,755,725	1,678,259	1,609,501	1,627,648	1,645,016
Commercial & Industrial	302,920	308,819	290,325	281,359	277,351
Consumer	14,153	13,595	16,433	15,080	16,099
Total Gross Loans	$2,093,109	$2,027,703	$1,954,811	$1,985,919	$1,997,454

Loan originations for the third quarter of 2012 totaled $209.2 million, compared to total loan originations of $245.2 million for the second quarter of 2012.  The decrease in total loan originations from the prior quarter was attributable to a decrease in originations of commercial and industrial loans, residential mortgage loans, and SBA loans.

The following table shows quarterly loan originations by loan type:

LOAN ORIGINATIONS

(Dollars In Thousands)

	Quarter Ended
	September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011

Real Estate Secured	$80,700	39%	$81,782	33%	$24,493	25%	$22,608	21%	$24,493	25%
Commercial & Industrial	40,683	19%	50,469	21%	22,049	23%	40,517	37%	22,049	23%
Consumer	1,805	1%	304	0%	1,510	2%	161	0%	1,510	2%
SBA Loans	27,457	13%	37,989	16%	20,746	21%	29,035	26%	20,746	21%
Residential Mortgage Loans	58,589	28%	74,673	30%	28,736	29%	17,292	16%	28,736	29%
Total Loan Originations	$209,234	100%	$245,217	100%	$97,534	100%	$109,613	100%	$97,534	100%

During the third quarter of 2012 the Company had a 30.9% reduction in cash and cash equivalents.  These funds were used for loan originations and to offset the departure of high cost deposits.  As a result, the Company had a more favorable mix of interest-earning assets and a lower cost of deposits, which helped drive the increase in net interest margin during the third quarter of 2012.

The Company, during the third quarter of 2012, redeemed all of the $10.0 million in subordinated debentures issued by Wilshire State Bank.  The junior subordinated debentures issued by the Bank in 2002 had a rate of approximately 3.5% at the time of the redemption.  The remaining $77.3 million in junior subordinated debentures were issued by the Company.

Total OREO was $2.3 million at September 30, 2012, compared with $4.4 million at June 30, 2012.  Compared to the third quarter of 2011, total OREO declined 75.5%, from $9.3 million.  Outflow from OREO during the third quarter of 2012 consisted of 6 sold properties totaling approximately $4.1 million. Inflow into OREO during the third quarter of 2012 consisted of 5 properties totaling approximately $2.0 million.

Total deposits were $2.17 billion at September 30, 2012, compared with $2.18 billion at June 30, 2012.  Increases in non-interest bearing demand deposits and money market accounts enabled the Company to run off higher costing time deposits, resulting in a decrease in total deposits, but an overall improved deposit mix.  Non-interest bearing deposits increased 4.6% during the third quarter of 2012 and increased 14.9% during the twelve months ended September 30, 2012.

CREDIT QUALITY

The Company has experienced improving credit trends for over a year with declining trends in non-performing loans and charge-offs.  Non-accrual loans have declined by 31.1% from September 30, 2011 to September 30, 2012 and gross quarterly charge-offs have been below 25 bps of average total loans for four consecutive quarters.

In light of the continued improvements in credit quality, the Company recorded a negative provision for losses on loans and loan commitments of $12.0 million in the third quarter of 2012.  The allowance for loan losses totaled $74.4 million, or 3.81% of gross loans (excluding loans held-for-sale) at September 30, 2012, compared to $89.1 million, or 4.54% of gross loans at June 30, 2012.  The coverage ratio of the allowance for loan losses to non-performing assets was 180.7% at September 30, 2012, compared with 190.6% at June 30, 2012.  Allowance coverage of legacy Wilshire loans (excluding loans held-for-sale) was 4.08% at September 30, 2012, compared with 4.89% at June 30, 2012.

Non-Accrual Loans

At September 30, 2012, total non-covered non-accrual loans were $33.7 million, or 1.72% of gross non-covered loans, compared to $35.0 million, or 1.85% of gross non-covered loans, at June 30, 2012, and $39.5 million, or 2.17% of gross non-covered loans, at September 30, 2011.

The following table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011

Non-Covered Loans

Construction	$7,678	$8,139	$8,139	$12,548	$316
Real Estate Secured	25,124	25,762	26,082	15,696	37,454
Commercial & Industrial	892	1,095	1,261	1,573	1,764
Total Non-Covered Non-Accrual Loans	$33,694	$34,996	$35,482	$29,817	$39,534

Covered Loans

Real Estate Secured	$4,602	$6,396	$15,400	$13,392	$15,322
Commercial & Industrial	586	93	109	623	1,609
Total Covered Non-Accrual Loans	$5,188	$6,489	$15,509	$14,015	$16,931

Total Non-Accrual Loans

Construction	$7,678	$8,139	$8,139	$12,548	$316
Real Estate Secured	29,726	32,158	41,482	29,088	52,776
Commercial & Industrial	1,478	1,188	1,370	2,196	3,373
Total Non-Accrual Loans	$38,882	$41,485	$50,991	$43,832	$56,465

The inflow into total (covered and non-covered) non-accrual loans was $5.3 million in the third quarter of 2012, compared with inflow of $6.1 million in the second quarter of 2012.  Half of the inflow into total non-accrual loans for the third quarter of 2012 was related to two large loans totaling $2.9 million.

Total outflow from total non-accrual loans was $7.9 million during the third quarter of 2012, compared with $15.6 million for the second quarter of 2012.  The decrease in outflow of non-accrual loans reflects a decrease in sales of non-performing loans during the third quarter.

Troubled Debt Restructured Loans

At September 30, 2012, total non-covered troubled debt restructured loans or “TDR loans”, were $29.8 million, compared to $24.2 million at June 30, 2012, and $13.1 million at September 30, 2011.  The increase in TDR loans for the third quarter of 2012 compared to the previous quarter was largely due to one borrower relationship with two loans totaling $5.0 million that were restructured as TDRs during the quarter.

Total TDR loans by loan category are shown in the table below:

TROUBLED DEBT RESTRUCTURED LOANS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Non-Covered Loans

Real Estate Secured	$24,136	$18,347	$12,648	$11,460	$10,568
Commercial & Industrial	5,695	5,845	6,046	3,235	2,538
Total Non-Covered TDR Loans	$29,831	$24,192	$18,694	$14,695	$13,106

Covered Loans

Real Estate Secured	$4,388	$2,372	$7,964	$6,377	$6,493
Commercial & Industrial	1,787	1,138	1,283	1,311	1,429
Total Covered TDR Loans	$6,175	$3,510	$9,247	$7,688	$7,922

Total TDRs Loans

Real Estate Secured	$28,524	$20,719	$20,612	$17,837	$17,061
Commercial & Industrial	7,482	6,983	7,329	4,546	3,967
Total TDR Loans	$36,006	$27,702	27,941	$22,383	$21,028

Of the total $36.0 million in TDR loans at September 30, 2012, $8.1 million were also classified as non-accrual, of which $5.7 million were non-covered. The remaining TDR loans were performing in accordance with their modified terms.

Loan Delinquencies (Excluding Non-Accrual Loans)

At September 30, 2012, total non-covered loan delinquencies were $8.4 million, compared with $10.8 million at June 30, 2012, and $7.3 million at September 30, 2011.  Total inflow into loan delinquencies was $8.6 million in the third quarter of 2012, compared with $8.2 million in the prior quarter.  Total outflow from loan delinquencies was $9.6 million in the third quarter of 2012, compared with $7.0 million in the prior quarter.  The $9.6 million in third quarter outflows consisted of $4.0 million in delinquencies that migrated to non-accrual status, $3.9 million in loans that migrated to current status, $1.1 million that was sold, and the remaining either were paid-down or charged-off.

Delinquent loans by days past due are reflected in the table below:

DELINQUENT LOANS -  By Days Past Due

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Non-Covered Loans

30 - 59 Days Past Due	$6,855	$8,461	$5,361	$4,890	$4,146
60 - 89 Days Past Due	1,503	1,412	2,837	9,762	2,963
90 Days, and still accruing	—	923	933	—	190
Total Non-Covered Delinquent Loans	$8,358	$10,796	$9,131	$14,652	$7,299

Covered Loans

30 - 59 Days Past Due	$652	$696	$987	$355	$572
60 - 89 Days Past Due	1,491	—	240	513	186
90 Days, and still accruing	—	—	—	—	—
Total Covered Delinquent Loans	$2,143	$696	$1,227	$868	$758

Total Delinquent Loans

30 - 59 Days Past Due	$7,507	$9,157	$6,348	$5,245	$4,718
60 - 89 Days Past Due	2,994	1,412	3,077	10,275	3,149
90 Days, and still accruing	—	923	933	—	190
Total Delinquent Loans	$10,501	$11,492	$10,358	$15,520	$8,057

Of the total $10.5 million in delinquent loans at September 30, 2012, $7.5 million was comprised of delinquent real estate secured loans and $3.0 million consisted of delinquent commercial and industrial loans. Over 70% of total delinquent loans at September 30, 2012 were past due less than 59 days.

Loan Classifications

At September 30, 2012, total non-covered classified loans (loans graded substandard, doubtful, and loss) totaled $145.2 million, compared with $159.0 million at June 30, 2012, and $123.5 million at September 30, 2011.  Non-covered criticized loans (loans graded special mention) were $89.5 million at September 30, 2012, compared with $75.2 million at June 30, 2012 and $159.2 million at September 30, 2011.  Approximately $4.9 million of the increase in non-covered criticized loans was attributable to the upgrading of loans from substandard classification.

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Non-Covered Loans

Special Mention	$89,522	$75,219	$93,303	$119,434	$159,248
Substandard	139,414	153,699	148,788	136,559	108,616
Doubtful	5,740	5,316	6,032	5,769	14,911
Total Non-Covered Gross Loans	$234,676	$234,234	$248,123	$261,762	$282,775

Covered Loans

Special Mention	$5,194	$9,126	$15,357	$17,438	$14,342
Substandard	26,059	24,591	27,087	22,487	25,180
Doubtful	1,604	3,405	11,668	10,578	8,511
Total Covered Gross Loans	$32,857	$37,122	$54,112	$50,503	$48,033

Total Loans

Special Mention	$94,716	$84,345	$108,660	$136,872	$173,590
Substandard	165,473	178,290	175,875	159,046	133,796
Doubtful	7,344	8,721	17,700	16,347	23,422
Total Gross Loans	$267,533	$271,356	$302,235	$312,265	$330,808

Gross Loan Charge-offs

Non-covered loan charge-offs for the third quarter of 2012 totaled $3.1 million, compared to $3.2 million in the second quarter of 2012, and $11.7 million in the third quarter of 2011.

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS

(Dollars In Thousands)

	Quarter Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
Non-Covered Loans

Real Estate Secured	$3,004	$2,734	$2,826	$829	$8,507
Commercial & Industrial	70	502	1,299	2,543	2,973
Consumer	—	1	1	1	217
Total Non-Covered Charge-Offs Loans	$3,074	$3,237	$4,126	$3,373	$11,697

Covered Loans

Real Estate Secured	$11	$196	$102	$426	$436
Commercial & Industrial	42	9	136	268	384
Total Covered Charge-Offs Loans	$53	$205	$238	$694	$820

Total Loan Charge-Offs

Real Estate Secured	3,015	2,930	2,928	1,255	8,943
Commercial & Industrial	112	511	1,435	2,811	3,357
Consumer	—	1	1	1	217
Total Charge-Offs Loans	$3,127	$3,442	$4,364	$4,067	$12,517

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)

	September 30, 2012	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	14.96%	5.00%	254,603
Tier 1 Risk-Based Capital Ratio	19.33%	6.00%	263,704
Total Risk-Based Capital Ratio	20.61%	10.00%	209,927
Tangible Common Equity To Tangible Assets	12.31%	N/A	N/A
Tangible Common Equity Per Common Share	$4.50	N/A	N/A

CONFERENCE CALL

Management will host its quarterly conference call on October 23, 2012, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-659-2056 (domestic number) or 617-614-2714 (international number) and entering passcode #13410832.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  Statements concerning future performance, events, financial condition, results of operations, plans or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, and (17) general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company’s will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	September 30,	June 30,	Three Months	September 30,	Twelve Months
	2012	2012	% Change	2011	% Change
ASSETS:
Cash and Due from Banks	$113,258	$147,202	-23%	$99,875	13%
Federal Funds Sold and Other Cash Equivalents	30,005	60,004	-50%	150,005	-80%
Total Cash and Cash Equivalents	143,263	207,206	-31%	249,880	-43%

Investment Securities Available For Sale	292,254	298,364	-2%	356,148	-18%
Investment Securities Held To Maturity	53	57	-7%	70	-24%
Total Investment Securities	292,307	298,421	-2%	356,218	-18%

Loans Held For Sale	140,109	66,485	111%	70,652	98%

Real Estate Construction	19,679	26,386	-25%	58,275	-66%
Residential Real Estate	130,706	117,318	11%	94,591	38%
Commercial Real Estate	1,533,396	1,502,273	2%	1,478,281	4%
Commercial and Industrial	250,560	297,049	-16%	274,469	-9%
Consumer	14,138	13,580	4%	16,082	-12%
Total Loans Receivable	1,948,479	1,956,606	0%	1,921,698	1%
Allowance For Loan Losses	(74,353)	(89,134)	-17%	(105,306)	-29%
Total Loans, Net of Allowance for Loan Losses	2,014,235	1,933,957	4%	1,887,044	7%

Accrued Interest Receivable	7,570	7,806	-3%	7,739	-2%
Due from Customers on Acceptances	388	382	2%	255	52%
Other Real Estate Owned	2,277	4,351	-48%	9,284	-75%
Premises and Equipment	12,010	12,248	-2%	13,053	-8%
Federal Home Loan Bank (FHLB) Stock, at Cost	13,327	14,051	-5%	16,276	-18%
Cash Surrender Value of Life Insurance	20,735	20,181	3%	19,735	5%
Investment in affordable housing partnerships	40,048	36,007	11%	33,147	21%
Deferred Income Taxes	21,337	6,115	249%	17,143	24%
Servicing Assets	9,645	9,505	1%	9,052	7%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	9,927	12,629	-21%	23,481	-58%
Other Assets	22,145	21,865	1%	31,736	-30%
TOTAL ASSETS	$2,615,889	$2,591,399	1%	$2,680,718	-2%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$538,291	$514,418	5%	$468,596	15%
Savings and Interest Checking	124,397	129,157	-4%	116,044	7%
Money Market Deposits	662,322	622,177	6%	551,152	20%
Time Deposits in denomination of $100,000 or more	594,500	608,123	-2%	656,847	-9%
Other Time Deposits	255,342	306,123	-17%	356,875	-28%
Total Deposits	2,174,852	2,179,998	0%	2,149,514	1%

FHLB borrowings	—	—	N/A	110,000	-100%
Acceptance Outstanding	388	382	2%	255	52%
Junior Subordinated Debentures	77,321	87,321	-11%	87,321	-11%
Accrued Interest Payable	2,465	3,238	-24%	2,728	-10%
Other Liabilities	32,095	31,404	2%	29,059	10%
Total Liabilities	2,287,121	2,302,343	-1%	2,378,877	-4%

SHAREHOLDERS’ EQUITY:
Preferred Stock	—	—	0%	60,859	-100%
Common Stock	164,649	164,480	0%	164,650	0%
Retained Earnings	155,606	117,137	33%	71,292	118%
Accumulated Other Comprehensive Income	8,513	7,439	14%	5,040	69%
Total Shareholders’ Equity	328,768	289,056	14%	301,841	9%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,615,889	$2,591,399	1%	$2,680,718	-2%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	September 30, 2012	June 30, 2012	% Change	September 30, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$27,966	$26,808	4%	$28,966	-3%
Interest on Investment Securities	1,651	1,560	6%	1,651	0%
Interest on Federal Funds Sold	79	423	-81%	340	-77%
Total Interest Income	29,696	28,791	3%	30,957	-4%

INTEREST EXPENSE
Deposits	3,575	4,015	-11%	4,461	-20%
FHLB Advances and Other Borrowings	529	532	-1%	974	-46%
Total Interest Expense	4,104	4,547	-10%	5,435	-24%

Net Interest Income Before (Credit) Provision for Losses on
Loans and Loan Commitments	25,592	24,244	6%	25,522	0%
(Credit) Provision for Losses on Loans and Loan Commitments	(12,000)	(10,000)	20%	2,500	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	37,592	34,244	10%	23,022	63%

NONINTEREST INCOME
Service Charges on Deposits	3,157	3,238	-3%	3,189	-1%
Gain on Sales of Loans, Net	1,222	3,254	-62%	1,749	-30%
Gain on Sale of Investment Securities	—	—	0%	52	-100%
Other	2,231	2,022	10%	2,669	-16%
Total Noninterest Income	6,610	8,514	-22%	7,659	-14%

NONINTEREST EXPENSES
Salaries and Employee Benefits	9,355	9,038	4%	6,827	37%
FDIC Indemnification Impairment	2,000	2,000	0%	—	N/A
Occupancy & Equipment	1,930	1,950	-1%	1,899	2%
Data Processing	680	717	-5%	710	-4%
Other	4,377	6,663	-34%	9,031	-52%
Total Noninterest Expenses	18,342	20,368	-10%	18,467	-1%

Income Before Income Taxes	25,860	22,390	15%	12,214	112%
Income Taxes (Benefit) Provision	(12,609)	215	N/A	1,112	N/A
NET INCOME	$38,469	$22,175	73%	$11,102	247%

Preferred Stock Cash Dividend	—	(29)	-100%	(777)	-100%
Accretion of Preferred Stock Discount	—	(35)	-100%	(139)	-100%
Total Preferred Stock Related Adjustment	—	(64)	-100%	(916)	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$38,469	$22,111	74%	$10,186	278%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.54	$0.31	74%	$0.14	278%
Diluted Income Per Common Share	$0.54	$0.31	74%	$0.14	277%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,290,881	71,285,870		71,291,614
Diluted	71,420,567	71,385,624		71,306,813

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Nine Months Ended		Twelve Mths
	September 30, 2012	September 30, 2011	% Change

INTEREST INCOME
Interest and Fees on Loans	$81,895	$93,195	-12%
Interest on Investment Securities	4,737	5,790	-18%
Interest on Federal Funds Sold	1,102	594	86%
Total Interest Income	87,734	99,579	-12%

INTEREST EXPENSE
Deposits	11,844	14,235	-17%
FHLB Advances and Other Borrowings	1,615	3,192	-49%
Total Interest Expense	13,459	17,427	-23%

Net Interest Income Before (Credit) Provision for
Losses on Loans and Loan Commitments	74,275	82,152	-10%
(Credit) Provision for Losses on Loans and Loan Commitments	(22,000)	57,600	N/A

Net Interest Income After (Credit) Provision for Losses on Loans and Loan Commitments	96,275	24,552	292%

NONINTEREST INCOME
Service Charges on Deposits	9,621	9,418	2%
Gain on Sales of Loans, Net	5,234	1,735	202%
Gain on Sale of Investment Securities	3	95	-97%
Other	6,652	6,800	-2%
Total Noninterest Income	21,510	18,048	19%

NONINTEREST EXPENSES
Salaries and Employee Benefits	26,555	21,397	24%
FDIC Indemnification Impairment	4,000	—	0%
Occupancy & Equipment	5,822	5,933	-2%
Data Processing	2,129	2,195	-3%
Other	14,932	23,019	-35%
Total Noninterest Expenses	53,438	52,544	2%

Income (Loss) Before Income Taxes	64,347	(9,944)	N/A
Income Taxes (Benefit) Provision	(12,748)	27,122	N/A
NET INCOME (LOSS)	$77,095	$(37,066)	N/A

Preferred Stock Cash Dividend	(830)	(2,331)	-64%
Accretion of Preferred Stock Discount	(1,158)	(410)	182%
One-time Adjustment From Repurchase of Preferred Stock	3,389	—	N/A
Total Preferred Stock Related Adjustment	1,401	(2,741)	N/A

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$78,496	$(39,807)	N/A

PER COMMON SHARE INFORMATION:
Basic Income (Loss) Per Common Share	$1.10	$(0.79)	N/A
Diluted Income (Loss) Per Common Share	$1.10	$(0.79)	N/A
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,286,439	50,459,623
Diluted	71,362,802	50,459,623

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011
AVERAGE BALANCES

Average Assets	$2,579,203	$2,570,530	$2,687,448
Average Equity	297,725	276,021	298,323
Average Net Loans	1,951,126	1,877,716	1,926,310
Average Deposits	2,162,430	2,169,831	2,154,234
Average Time Deposits in denomination of $100,000 or more	600,204	616,612	650,453
Average Interest Earning Assets	2,370,619	2,365,217	2,437,040

	Nine Months Ended
	September 30, 2012	September 30, 2011
AVERAGE BALANCES

Average Assets	$2,597,172	$2,785,893
Average Equity	296,247	249,743
Average Net Loans	1,894,923	2,071,142
Average Deposits	2,170,442	2,221,761
Average Time Deposits in denomination of $100,000 or more	620,917	660,156
Average Interest Earning Assets	2,386,006	2,517,792

	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011
PROFITABILITY

Annualized Return on Average Assets	5.97%	3.45%	1.65%
Annualized Return on Average Equity	51.68%	32.14%	14.89%
Efficiency Ratio	56.96%	62.18%	55.66%
Annualized Operating Expense/Average Assets	2.84%	3.17%	2.75%
Annualized Net Interest Margin	4.35%	4.13%	4.23%

	Nine Months Ended
	September 30, 2012	September 30, 2011
PROFITABILITY

Annualized Return on Average Assets	3.96%	-1.77%
Annualized Return on Average Equity	34.70%	-19.79%
Efficiency Ratio	55.79%	52.44%
Annualized Operating Expense/Average Assets	2.74%	2.51%
Annualized Net Interest Margin	4.19%	4.39%

	As Of
DEPOSIT COMPOSITION	September 30,2012	Cost of Funds	June 30 ,2012	Cost of Funds	September 30,2011	Cost of Funds

Noninterest Bearing Demand Deposits	24.8%	0.00%	23.6%	0.00%	21.8%	0.00%
Savings & Interest Checking	5.7%	1.78%	5.9%	2.05%	5.4%	2.26%
Money Market Deposits	30.5%	0.76%	28.5%	0.83%	25.6%	0.92%
Time Deposits of $100,000 or More	27.3%	0.78%	27.9%	0.84%	30.6%	0.95%
Other Time Deposits	11.7%	0.92%	14.0%	1.01%	16.6%	1.07%
Total Deposits	100.0%	0.66%	100.0%	0.74%	100.0%	0.83%

	As Of
	September 30,2012	June 30 ,2012	September 30,2011
CAPITAL RATIOS

Tier 1 Leverage Ratio	14.96%	13.62%	13.59%
Tier 1 Risk-Based Capital Ratio	19.33%	18.11%	18.75%
Total Risk-Based Capital Ratio	20.61%	19.41%	20.15%
Total Shareholders’ Equity	$328,768	$289,056	$301,841
Book Value Per Common Share	$4.61	$4.05	$3.38
Tangible Common Equity Per Common Share *	$4.50	$3.94	$3.27
Tangible Common Equity to Tangible Assets **	12.31%	10.88%	8.71%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Balance at Beginning of Period	$89,134	$99,826	$102,982	$105,306	$110,995
(Credit) Provision for Losses on Loans	(12,000)	(9,000)	—	1,500	3,180
Recoveries on Loans Previously Charged-off	346	1,750	1,208	243	3,648
Less Charge-offs	(3,127)	(3,442)	(4,364)	(4,067)	(12,517)
Balance at End of Period	$74,353	$89,134	$99,826	$102,982	$105,306

Net Loan Charge-offs/Average Total Loans	0.14%	0.09%	0.17%	0.20%	0.46%
Charge-offs/Average Total Loans	0.16%	0.18%	0.24%	0.22%	0.65%
Allowance for Loan Losses/Gross Loans *	3.81%	4.54%	5.24%	5.33%	5.47%
Allowance for Loan Losses/Legacy Wilshire Loans *	4.08%	4.89%	5.69%	5.81%	6.00%
Allowance for Loan Losses/Non-accrual Loans	191.23%	214.86%	195.77%	234.95%	186.50%
Allowance for Loan Losses/Legacy Non-accrual Loans	220.67%	254.70%	281.34%	345.38%	266.36%
Allowance for Loan Losses/Non-performing Loans	191.23%	210.18%	192.25%	234.95%	185.87%
Allowance for Loan Losses/Legacy Non-performing Loans	220.67%	248.15%	274.13%	345.38%	265.09%
Allowance for Loan Losses/Non-performing Assets	180.65%	190.62%	184.20%	197.84%	159.70%
Allowance for Loan Losses/Legacy Non-performing Assets	214.15%	238.90%	258.04%	285.36%	217.82%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranteed Portions)

(Unaudited)

	Quarter Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Non-accrual Loans:
Non-covered	$33,694	$34,996	$35,482	$29,817	$39,534
Covered	5,188	6,489	15,509	14,015	16,931
Total	38,882	41,485	50,991	43,832	56,465

Loans 90 days or more past due and still accruing:
Non-covered	—	923	933	—	190
Covered	—	—	—	—	—
Total	—	923	933	—	190

Total Non-performing Loans:
Non-covered	33,694	35,919	36,415	29,817	39,724
Covered	5,188	6,489	15,509	14,015	16,931
Total	38,882	42,408	51,924	43,832	56,655

OREO and Repossessed Vehicles:
Non-covered	1,026	1,391	2,271	6,271	8,620
Covered	1,251	2,960	—	1,950	664
Total	2,277	4,351	2,271	8,221	9,284

Total Non-performing Assets:
Non-covered	34,720	37,310	38,686	36,088	48,344
Covered	6,439	9,449	15,509	15,965	17,595
Total	$41,159	$46,759	$54,195	$52,053	$65,939

Total Non-performing Loans/Gross Loans	1.86%	2.09%	2.66%	2.21%	2.84%
Total Legacy Non-performing Loans/Legacy Gross Loans	1.72%	1.90%	2.03%	1.64%	2.18%

Total Non-performing Assets/Total Assets	1.57%	1.80%	2.04%	1.93%	2.46%
Total Legacy Non-performing Assets/Total Assets	1.33%	1.44%	1.45%	1.34%	1.80%

(continued)

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011

Balance at beginning of period	$2,423	$3,423	$3,423	$3,423	$4,103
(Credit) provision for losses on off-balance sheet items	—	(1,000)	—	—	(680)
Balance at end of period	$2,423	$2,423	$3,423	$3,423	$3,423

	Nine Months Ended
	September 30, 2012	September 30, 2011

Balance at beginning of period	$3,423	$3,926
(Credit) provision for losses on off-balance sheet items	(1,000)	(503)
Balance at end of period	$2,423	$3,423

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	September 30, 2012	June 30, 2012	September 30, 2011

Total shareholders’ equity	$328,768	$289,056	$301,841
Preferred stock, net of discount	—	—	(60,859)
Goodwill and other intangible assets, net	(7,783)	(7,854)	(8,077)
Tangible common equity	$320,985	$281,202	$232,905

Total assets	$2,615,889	$2,591,399	$2,680,718
Goodwill and other intangible assets, net	(7,783)	(7,854)	(8,077)
Tangible assets	$2,608,106	$2,583,545	$2,672,641

Common shares outstanding	71,293,394	71,287,518	71,291,614

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	September 30, 2012			June 30, 2012			September 30, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,727,223	$23,530	5.45%	$1,671,048	$22,657	5.42%	$1,739,729	$24,429	5.62%
Commercial Loans	303,338	3,572	4.71%	295,630	3,657	4.95%	287,359	3,772	5.25%
Consumer Loans	13,899	87	2.50%	15,283	100	2.62%	15,827	94	2.38%
Total Gross Loans	2,044,460	27,189	5.32%	1,981,961	26,414	5.33%	2,042,915	28,295	5.54%
Loan Fees toward Yield		777			394			671
Allowance for Loan Losses & Unearned Income	(93,334)			(104,245)			(116,605)
Net Loans	1,951,126	27,966	5.73%	1,877,716	26,808	5.71%	1,926,310	28,966	6.02%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	294,535	1,651	2.51%	291,258	1,560	2.42%	306,272	1,651	2.45%
Federal Funds Sold	124,958	79	0.25%	196,243	423	0.86%	204,458	340	0.67%
Total Investment Securities and Other Earning Assets	419,493	1,730	1.84%	487,501	1,983	1.79%	510,730	1,991	1.74%

TOTAL INTEREST-EARNING ASSETS	$2,370,619	$29,696	5.04%	$2,365,217	$28,791	4.90%	$2,437,040	$30,957	5.12%

Total Non-Interest Earning Assets	208,584			205,313			250,408
TOTAL ASSETS	$2,579,203			$2,570,530			$2,687,448

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$637,082	$1,206	0.76%	$612,223	$1,267	0.83%	$570,176	$1,317	0.92%
NOW	27,310	16	0.23%	25,747	22	0.34%	23,657	21	0.36%
Savings	100,299	551	2.20%	102,348	633	2.47%	91,619	631	2.76%
Time Deposits of $100,000 or More	600,204	1,169	0.78%	616,612	1,293	0.84%	650,453	1,540	0.95%
Other Time Deposits	274,366	633	0.92%	318,400	800	1.01%	357,289	952	1.07%
Total Interest Bearing Deposits	1,639,261	3,575	0.87%	1,675,330	4,015	0.96%	1,693,194	4,461	1.05%

BORROWINGS:
FHLB Advances and Other Borrowings	—	—	0.00%	—	—	0.00%	110,000	483	1.76%
Junior Subordinated Debentures	86,669	529	2.44%	87,321	532	2.44%	87,321	491	2.25%
Total Borrowings	86,669	529	2.44%	87,321	532	2.44%	197,321	974	1.97%

TOTAL INTEREST BEARING LIABILITIES	$1,725,930	$4,104	0.95%	$1,762,651	$4,547	1.03%	$1,890,515	$5,435	1.15%

Non-Interest Bearing Deposits	523,169			494,501			461,040
Other Liabilities	32,379			37,357			37,570
Shareholders’ Equity	297,725			276,021			298,323
TOTAL LIABILITIES AND EQUITY	$2,579,203			$2,570,530			$2,687,448

NET INTEREST INCOME		$25,592			$24,244			$25,522

NET INTEREST SPREAD			4.09%			3.87%			3.97%

NET INTEREST MARGIN			4.35%			4.13%			4.23%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Nine Months Ended
	September 30, 2012			September 30, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,687,973	$69,101	5.46%	$1,871,839	$78,162	5.57%
Commercial Loans	293,612	10,626	4.83%	304,528	12,237	5.36%
Consumer Loans	14,970	292	2.60%	15,249	327	2.86%
Total Gross Loans	1,996,555	80,019	5.34%	2,191,616	90,726	5.52%
Loan Fees toward Yield		1,876			2,469
Allowance for Loan Losses & Unearned Income	(101,632)			(120,474)
Net Loans	1,894,923	81,895	5.76%	2,071,142	93,195	6.00%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	298,080	4,737	2.40%	324,566	5,790	2.66%
Federal Funds Sold	193,003	1,102	0.76%	122,084	594	0.65%
Total Investment Securities and Other Earning Assets	491,083	5,839	1.76%	446,650	6,384	2.11%

TOTAL INTEREST-EARNING ASSETS	$2,386,006	$87,734	4.94%	$2,517,792	$99,579	5.31%

Total Non-Interest Earnings Assets	211,166			268,101
TOTAL ASSETS	$2,597,172			$2,785,893

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$611,102	$3,696	0.81%	$604,766	$4,128	0.91%
NOW	25,763	57	0.30%	23,702	64	0.36%
Savings	101,200	1,859	2.45%	87,786	1,839	2.79%
Time Deposits of $100,000 or More	620,917	3,909	0.84%	660,156	4,817	0.97%
Other Time Deposits	311,109	2,323	1.00%	384,872	3,387	1.17%
Total Interest Bearing Deposits	1,670,091	11,844	0.95%	1,761,282	14,235	1.08%

BORROWINGS:
FHLB Advances and Other Borrowings	7,018	6	0.11%	182,794	1,718	1.25%
Junior Subordinated Debentures	87,102	1,609	2.46%	87,321	1,474	2.25%
Total Borrowings	94,120	1,615	2.29%	270,115	3,192	1.58%

TOTAL INTEREST BEARING LIABILITIES	$1,764,211	$13,459	1.02%	$2,031,397	$17,427	1.14%

Non-Interest Bearing Deposits	500,351			460,479
Other Liabilities	36,363			44,274
Shareholders’ Equity	296,247			249,743
TOTAL LIABILITIES AND EQUITY	$2,597,172			$2,785,893

NET INTEREST INCOME		$74,275			$82,152

NET INTEREST SPREAD			3.92%			4.17%

NET INTEREST MARGIN			4.19%			4.39%

* Tax equivalent ratios for investment securities

(concluded)